                                RELEASE AGREEMENT


     1. In consideration of and in exchange for the agreement of American Medical Systems, Inc. (AMS) to pay me the equivalent of an additional 13 weeks pay plus an additional 2 weeks pay per year of service ($81,295.24) and for other good and valuable consideration, the receipt of which is hereby acknowledged, I, for myself, my heirs, administrators, executors and assigns, agree to release and forever discharge AMS, its subsidiaries, affiliated companies, predecessors (including Pfizer Inc., its affiliates and its current and former employees, officers and directors), successors and assigns, its current and former employees, officers and directors (collectively referred to in this Release Agreement as "AMS") from any arid all claims that I may have as a result of any injuries, losses, damages or any other costs whatsoever, whether known or unknown, or that I may at any time after the execution of this Release Agreement by reason of any facts or circumstances from the beginning of time to the date of this Release Agreement.

         This Release Agreement includes, without limitation, any claims relating to facts or circumstances arising out of or in any way connected with or relating to my employment or its termination, including but not limited to, breach of contract, impairment of economic opportunity, intentional infliction of emotional harm or other tort, or violation of the Civil Rights Act of 1866, as amended, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended, the Americans With Disabilities Act of 1990, or any other federal, state or municipal statute, ordinance or the common law relating to employment or employment discrimination, or claims growing out of any legal restrictions on the rights of AMS to discharge its employees, that I now have or claim to have, or which I heretofore had, or which I may have or claim to have at any time hereafter, and I expressly waive any and all remedies that may be available thereunder. This Release Agreement does not extend to any rights to which I may be entitled under any employee benefit plans by reason of my employment by AMS.

         I understand that the payments to be made to me pursuant to this Release Agreement shall not commence until after my revocation rights described in Section 12 of this Release Agreement have expired. I further understand that the total amount to be paid to me pursuant to this Release Agreement, plus such additional severance benefits to which I am entitled without regard to this Release Agreement, shall be paid in lump sum form in 1999 ($103,505.35). I also understand that payment for accrued vacation ($10,006.65) and my prorated bonus ($22,210.11) less any applicable income, employment or similar withholding taxes, will be paid in 1999. None of the payments to be paid to me hereunder shall be included in determining the benefits that I am entitled to receive under any employee benefit plan maintained by AMS.

     2. Although I retain the right to file a charge with the Equal Employment Opportunity Commission, I hereby waive any and all rights to the receipt of damages resulting from the disposition of any such charge.

     3. I agree and acknowledge that this Release Agreement may be introduced as evidence by AMS in the event I were to commence any legal, administrative, judicial or arbitration proceeding against AMS.

     4. I agree, except as it is necessary for the filing of my income tax returns, not to disclose the fact of or amount of this Release Agreement to any person, representative, corporation or employee of any person or corporation whatsoever other than my attorney; provided, however, that I may disclose this Release Agreement to my immediate family, and to legal counsel or tax accountants solely for the purpose of obtaining professional advice relating thereto. I agree that should I act in violation of this paragraph, I will remit to AMS any and all monies paid to me under this Release Agreement.

     5. I further agree not to publish, publicize or disseminate in any way, any information obtained by me or my representatives or agents that relates or related to my employment or its termination or to any claim or action that was raised or could have been raised in any administrative, judicial or other legal or arbitration proceeding brought by me, or that could have been brought by me against AMS as of the date of this Release Agreement.

     6. 1 further agree not to make any written or oral statements that may injure AMS.

     7. 1 agree not to divulge or use any trade secrets, confidential information, or other proprietary information of AMS that I obtained or had access to during the course of my employment with AMS.

     8. I agree to return any and all of AMS's property.

     9. It is understood and agreed that this Release Agreement is not to be construed as an admission of liability by AMS.

    10. My signature below indicates that I had at least 21 days to consider this Release Agreement and that I have been advised to consult with an attorney prior to executing this Agreement.

    11. This Release Agreement does not describe the terms of the Separation Program. The terms are described separately in the Separation Program for AMS.

    12. 1 understand that for a period of at least seven days following the execution of this Release Agreement, I may revoke this Release Agreement and this Release Agreement shall not become effective until the revocation period has expired.

    13. Lastly, my signature below indicates that I have carefully read and reviewed this Release Agreement, and I fully understand all of its terms and conditions; have not relied upon any other representations by AMS or its employees or agents concerning the terms of this Release Agreement; and execute and deliver this Release Agreement freely and voluntarily.

UNDERSTOOD, ACCEPTED AND AGREED

                                                      28 Oct 98
                                             ----------------------------------
                                             Date

/s/ Roger Mitchell
----------------------------------------
Roger Mitchell, PhD


                                       2